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                                                                EXHIBIT 99.4


                                        October 19, 1995


The Duriron Company, Inc.
3100 Research Boulevard
Dayton, Ohio 45420

Gentlemen:

        I hereby consent to the use of my name with respect to election to the Board of Directors of The Duriron Company, Inc. as set forth under "Duriron Board of Directors after the Merger" in the Joint Proxy Statement/Prospectus constituting part of your Registration Statement on Form S-4 (Registration No. 33-62527).


                                        Sincerely,

                                        /s/ James S. Ware

                                        James S. Ware